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                                                                    Exhibit 23.3
[Chemical Data Inc.]
[LOGO]

John Dudek
Applied Extrusion Technologies, Inc.
Three Centennial Drive
Peabody, MA 01960

Dear John,

This letter will confirm Chemical Data Inc.'s consent for use of its data regarding polypropylene resin prices in AET's Registration Statement on Form S-4 as filed with the SEC during the third quarter of calendar year 2001. If you or the SEC have any questions with respect to this matter please feel free to call me at (713) 683-3900.


Sincerely,

/s/ Brian Pruett
-----------------
Brian Pruett
Vice President